Exhibit 99.1

Virtusa Expands Infrastructure Management Services with the Acquisition of Apparatus

Apparatus brings innovative, world-class IMS solutions and remote infrastructure management capabilities

Westborough, MA — April 1, 2015 —  Virtusa Corporation (NASDAQ GS: VRTU), a global IT services company that combines innovation, technology leadership and industry solutions to transform the customer experience, today announced that it has acquired all the outstanding shares of Apparatus, Inc., a leading provider of end-to-end IT infrastructure services headquartered in Indianapolis, Indiana.

With over 200 employees, Apparatus provides consulting, service design, and delivery of infrastructure management services, helping its clients improve their operational efficiencies of their IT investments.

The acquisition strengthens Virtusa’s growing Infrastructure Management Services (IMS) practice with the addition of Apparatus’ Kore Managed IT Solutions® platform.  Virtusa will deliver remote infrastructure management (RIM) services from Apparatus' RIM center. The combined entity will offer clients a stronger set of offerings that are sharply focused on simplifying their IT infrastructure and driving high levels of efficiency in IT operations.

Apparatus delivers its Kore Managed IT Solutions® through a technology platform supported by optimized processes and solution frameworks that allow Apparatus to proactively and cost-effectively manage IT infrastructure for its clients. The Kore platform includes cloud/ virtualized infrastructure management; unified communication platforms; collaboration and content management; data management, backup and disaster recovery; and mobile device management.

Kris Canekeratne, chairman and CEO of Virtusa, stated, “We are pleased to welcome the Apparatus team and clients to Virtusa.  Apparatus brings superior infrastructure solutions that are complementary to Virtusa’s IT outsourcing capabilities. We believe there’s strong alignment between Virtusa’s software engineering DNA and Apparatus’ automation-first mindset to infrastructure management.  This acquisition will help increase our total addressable market and allow us to deliver expanded IT outsourcing service offerings to our clients.  In addition, this acquisition is an important step in strengthening Virtusa’s position as an end-to-end IT services provider, as we continue to capture larger transformational programs.”

Kelly Pfledderer, founder and CEO of Apparatus, stated, “We are pleased to join the Virtusa team and believe this is a tremendous opportunity to deliver on Apparatus’ vision of globalizing both our delivery model and addressable market. Virtusa is committed to Apparatus’ presence in Indianapolis, as well as to expanding our global capabilities.  With this transaction, we’ll further enhance our ability to provide exceptional technology solutions to our clients and channel partners while creating growth opportunities for our employees. We share a strong engineering and innovation culture and are laser focused on client success.”

Financial Overview of Transaction

Under the terms of the stock purchase agreement, Virtusa acquired all the outstanding shares of Apparatus for approximately $34.2 million in cash, as well as up to approximately $3.2 million in earn-out and contingent consideration based upon Apparatus’ full achievement of certain revenue and profit milestones for the fiscal year ending March 31, 2016.  Virtusa has also agreed to issue an aggregate of up to $3.5 million in restricted stock awards from Virtusa’s stock option and incentive plan, not to exceed 93,333 shares, to certain Apparatus employees.  The restricted stock awards will vest annually over a four year period.

For the fiscal fourth quarter ended March 31, 2015, Virtusa currently expects to incur approximately $200,000 of transaction expenses related to the acquisition of Apparatus.

For the fiscal year ending March 31, 2016, Virtusa management currently expects Apparatus to contribute revenue, including related synergy revenue, of approximately $34 million and to be approximately ($0.06) dilutive to Virtusa’s earnings per share on a U.S. GAAP basis. This is inclusive of approximately $600,000 of transaction expenses, as well as approximately $5.0 million of acquisition-related amortization of intangible assets, earn-out and contingent consideration, and stock based compensation. Virtusa management currently expects the Apparatus acquisition to be accretive to U.S. GAAP earnings per share for fiscal year 2017.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2015 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are

registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

About Apparatus, Inc.

Apparatus designs, delivers, and continuously refines the most durable IT solutions in the world, making clients more productive, more profitable and more prepared to evolve as technology does. Clear client focus, a potent business model and formidable technical proficiency have propelled Apparatus growth as a top tier managed services provider.  Apparatus ranks 23rd of 501 global managed services providers (according to 2014 MSPMentor rankings) and is consistently recognized on the Inc. 5000 list of fastest-growing private companies. Visit www.apparatus.net to learn more.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the expected impact and synergies of the Apparatus acquisition, the forecast of financial performance for the combined company following the acquisition of Apparatus, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to assimilate and integrate the operations of Apparatus; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions the Company has consummated, including the Apparatus acquisition, within expected time-frames or at all; Apparatus’ dependence on a limited number of clients and in concentrated industries; Virtusa’s ability to expand its business or effectively manage growth; the loss of any key member of Virtusa’s or Apparatus’ senior management team; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; technological innovation; regulatory, legislative and judicial developments in Virtusa’s operations areas; any reduction or withdrawal of tax benefits provided to Virtusa; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Media Contact:

Matt Weaver

Greenough

(617) 275-6514

mweaver@greenough.biz

Investor Contacts:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com

William Maina

ICR

646-277-1236

william.maina@icrinc.com